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Exhibit 5.2

        [STEWART MCKELVEY STIRLING SCALES LETTERHEAD]

Suite 900	Correspondence:	Telephone: 902.420.3200	Charles S. Reagh
Purdy's Wharf Tower One	P.O. Box 997	Fax: 902.420.1417	Direct dial: 902.420.3335
1959 Upper Water Street	Halifax, NS	halifax@smss.com	Direct Fax: 902.496.6173
Halifax, NS	Canada B3J 2X2	www.smss.com	csr@smss.com
Canada B3J 3N2

File Reference: NS1032-409

May 4, 2005

VIA COURIER

Brian Brantley
 CRAVATH, SWAINE & MOORE LLP
Worldwide Plaza
825 Eighth Avenue
New York, N.Y. 10019-7475

Dear Mr. Brantley:

Re:
Uniplast Industries Co.—Consent Solicitation Relating to 11 1/8% Senior Secured
Discount Notes Due 2009

        Please find enclosed two signed copies of our May 6, 2005 opinion rendered in consent with the above-noted matter. Our opinion may be released at closing unless we first advise you otherwise. We also enclose original certificate of status for Uniplast Industries Co. dated May 5, 2005.

        Trusting this is satisfactory.

Yours truly,

STEWART MCKELVEY STIRLING SCALES

Charles S. Reagh
CSR/rmh
Encl.

cc:
Brian Hutchings, O'Melveny & Myers
cc:
Paul Turvey, Sonnenschein Nath & Rosenthal, LLP

Nova Scotia

CERTIFICATE OF STATUS

Registry Number
3017010

I hereby certify that according to the records of this office

UNIPLAST INDUSTRIES CO.

was incorporated on April 7, 1998 under the Companies Act of Nova Scotia as an unlimited liability company and is a valid and subsisting company.

I further certify that according to the records of this office

UNIPLAST INDUSTRIES CO.

was registered under the Corporations Registration Act of Nova Scotia on April 7, 1998 and the certificate is still in force.

May 4,2005

Agent of the Registrar of Joint Stock Companies	Date of Issue

[STEWART MCKELVEY STIRLING SCALES LETTERHEAD]

Suite 900	Correspondence:	Telephone: 902.420.3200	Charles S. Reagh
Purdy's Wharf Tower One	P.O. Box 997	Fax: 902.420.1417	Direct dial: 902.420.3335
1959 Upper Water Street	Halifax, NS	halifax@smss.com	Direct Fax: 902.496.6173
Halifax, NS	Canada B3J 2X2	www.smss.com	csr@smss.com
Canada B3J 3N2

File No.: NS1032-409

May 6, 2005

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

  Re:
  Consent Solicitation Relating to 11 1/8% Senior Secured Discount Notes Due 2009

Dear Ladies and Gentlemen:

        We have acted as local counsel in the Province of Nova Scotia for Pliant Corporation, a Utah corporation (the "Company") and Uniplast Industries Co. ("Uniplast"), a Nova Scotia unlimited company, being one of the Note Guarantors (as defined in a Solicitation Agent Agreement dated April 8, 2005, among the Company, the Note Guarantors and J.P. Morgan Securities Inc. (the "Solicitation Agent Agreement"), in connection with a solicitation (the "Consent Solicitation") of consents (the "Consents") from eligible holders of the Company's outstanding 11 1/8% Senior Secured Discount Notes due 2009 (the "Notes"), on the terms and subject to the conditions set forth in a Confidential Consent Solicitation Statement dated as of April 8, 2005 (as the same may be amended or supplemented, the "Consent Solicitation Statement") to certain amendments to the indenture (the "Indenture") pursuant to which such Notes were issued This letter is delivered pursuant to Section 5(d)(i) of the Solicitation Agent Agreement.

        The amendments to the Indenture are effected pursuant to an Amended and Restated Indenture among the Company, Wilmington Trust Company, as Trustee (the "Trustee"), Uniplast and the other Subsidiary Guarantors (the "Amended Indenture"). In connection with the Consent Solicitation, the Company has entered into an Exchange and Registration Rights Agreement (the "Registration Rights Agreement") among the Company, the Trustee, Uniplast and the other Subsidiary Guarantors

        In connection with rendering this opinion, we have examined and relied upon originals, certified copies or copies otherwise identified to our satisfaction, or such corporate records, certificates and other documents, and such questions of law, as we deemed necessary or appropriate, as being true copies of the following:

  (a)
  the Amended Indenture;

  (b)
  the Registration Rights Agreement;;

  (c)
  a certificate of status (the "Certificate of Status") pertaining to Uniplast issued on behalf of the Registrar of Joint Stock Companies for the Province of Nova Scotia and dated May 4, 2005;

  (d)
  the memorandum of association and articles of association of Uniplast (the "Constating Documents") and the records of corporate proceedings, written resolutions and registers of each of Uniplast and contained in the minute book of Uniplast;

  (e)
  resolutions of the directors of Uniplast dated April 8, 2005 authorizing the execution and delivery of the Solicitation Agent Agreement, the Amende Indenture and the Registration Rights Agreement by Uniplast; and

  (f)
  certificate of an officers of Uniplast dated the date hereof (the "Officer's Certificates").

        We have also considered such questions of law and examined such statutes, public and corporate records, certificates of governmental authorities and officers of the Uniplast, and other documents and conducted such other examinations as we have considered necessary or desirable to enable us to express the opinions hereinafter set forth. In all such examination we have assumed the legal capacity of all individuals, the veracity of the information contained in the documents, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies of original documents.

        In stating our opinions, we have also assumed:

  (a)
  the completeness, truth and accuracy of all facts set forth in official public records and certificates and other documents supplied by public officials;

  (b)
  the completeness, truth and accuracy of all statements of fact contained in the Officer's Certificate and the representations contained in the Solicitation Agent Agreement;

  (c)
  the genuineness and authenticity of all documents examined by us and all signatures thereon, and the conformity to originals of all copies of all documents examined by us;

  (d)
  the legal capacity of all natural persons executing the Amended Indenture and the Registration Rights Agreement;

  (e)
  that the minute books made available to Stewart McKelvey Stirling Scales are accurate and complete; and

  (f)
  that each of the Amended Indenture and the Registration Rights Agreement has been physically delivered by Uniplast to the other parties or their lawful representatives and that such delivery was not subject to any condition or escrow.

        We are solicitors qualified to practice law in the Province of Nova Scotia and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein.

        As to various questions of fact material to our opinion, which we have not verified independently, we have relied upon the representations of Uniplast set forth in the Amended Indenture and the Registration Rights Agreement, the Officer's Certificate attached hereto and such other documents or certificates of governmental authorities and Uniplast or its officers. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter. We have not independently verified the accuracy of the matters set forth in the statements or certificates upon which we have relied.

        In expressing the opinion in paragraph 1 with respect to the valid existence of the Company, we have relied exclusively on the Certificates of Status.

        In addition, we have examined originals or copies authenticated to our satisfaction of such other documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

2

        Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion, having due regard for such legal considerations as we deem relevant, that:

1.
Uniplast has been duly incorporated and is validly existing as an unlimited company in good standing as to the payment of fees and filing of annual returns under the laws its jurisdiction of incorporation, being the Province of Nova Scotia, Canada.

2.
Uniplast has the corporate power and the corporate capacity necessary to own or hold its properties described in the Officer's Certificate and to conduct its businesses described in the Officer's Certificate.

3.
Uniplast has the corporate power and capacity necessary to execute and deliver the Amended Indenture and the Registration Rights Agreement and to perform its obligations thereunder.

4.
The execution and delivery of the Amended Indenture and the Registration Rights Agreement by Uniplast do not, and the performance by Uniplast of its agreements thereunder will not, (i) violate its Constating Documents or (ii) require the consent, approval, license or authorization of, or filing, recording or registration with, or notice to, any governmental authority of the Province of Nova Scotia or of Canada which we have, in the exercise of customary professional diligence, recognized as applicable to the transactions of the type contemplated by the Amended Indenture and the Registration Rights Agreement except such as may be required under the Securities Act (Nova Scotia).

5.
The Amended Indenture and the Registration Rights Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered, by Uniplast.

        This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof.

        This opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express prior written consent of the undersigned. This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter. We consent to Sonnenschein Nath & Rosenthal LLP relying hereon in connection with opinions to be delivered by them in respect of the matters set forth herein.

Very truly yours,

STEWART MCKELVEY STIRLING SCALES

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CERTIFICATE OF STATUS